EXHIBIT 10.6

STOCK PURCHASE AGREEMENT

THIS AGREEMENT is made and entered into this 28th day of January 2020, by and between Gridiron BioNutrients, Inc. (“Purchaser”) and Grays Peak Ventures (“Seller”) with regard certain capital stock of Gridiron BioNutrients, Inc. a Nevada corporation (“Corporation”).

WHEREAS, the Seller is the record owner and holder of certain issued and outstanding shares of capital stock of the Corporation which is the subject of this Agreement;

WHEREAS, the Seller is willing to sell seventy-seven million eight hundred seventy-two thousand five hundred (77,872,500) shares (the “Shares”) of the Corporation’s common stock at an agreed price of $0.0010273 per share for an aggregate amount of eighty thousand dollars ($80,000.00) (“Purchase Price”); and

WHEREAS, the Purchaser desires to purchase the Shares, and the Seller desires to sell the Shares, upon the terms and subject to the conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and in order to consummate the purchase and the sale of the Shares, the parties hereby agreed as follows:

1. PURCHASE OR SALE: Subject to the terms and conditions hereinafter set forth, the Seller hereby sells, conveys, transfers and delivers to the Purchaser the Shares, and the Purchaser hereby purchases from the Seller the Shares in consideration of the Purchase Price set forth in this Agreement. Upon receipt of the Purchase Price from the Buyer via wire or cashier’s check, the Seller shall immediately order the preparation and deliver to the Buyer the above referenced Shares in certificate form. The Purchase Price is to be paid against delivery of the Shares by Seller in proper form as follows: (a) with respect to the Shares held in certificate form, the Seller must deliver (in accordance with delivery instructions provided by the Purchaser) certificates representing such shares, properly endorsed for transfer to the Purchaser and with appropriate medallion signature guarantees, and (b) with respect to the Shares held in uncertificated form, if any, the Seller must deliver a notification and/or stock power (with appropriate medallion signature guarantees) from the registered owner of such shares that it holds such shares for the Purchaser, and which directs the Corporation’s transfer agent that the transfer of such shares be effected. The Seller or his settlement agents must make the deliveries contemplated by this section not later than February 7, 2020.

2. REPRESENTATION AND WARRANTIES OF SELLER. Seller hereby warrants and represents:

(a)	Organization and Standing. Seller is duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power and authority to carry on its business as it is now being conducted.

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i.	The Seller is not a party to any agreement, written or oral, creating rights in respect to the Shares in any third person or relating to the voting of the Shares;
ii.	Seller is the lawful owner of the Shares, free and clear of all security interests, liens, encumbrances, equities and other charges; and
iii.	There are no existing warrants, options, stock purchase agreements, redemption agreements, restrictions of any nature, calls or rights to subscribe of any character relating to the Shares, nor are there any securities convertible into the Shares.
iv.	The execution, delivery and performance of this Agreement by the Seller does not (i) conflict with or violate the charter or by-laws, partnership or other governing documents of the Seller, or (ii) conflict with or violate any order, writ, judgment, injunction, decree, determination, contract or award applicable to Setter.

3. REPRESENTATIONS AND WARRANTIES OF SELLER AND PURCHASER. Seller and Purchaser hereby represent and warrant that there has been no act or omission by Seller, Purchaser or the Corporation which would give rise to any valid claim against any of the parties hereto for a brokerage commission, finder’s fee or other like payment in connection with the transaction contemplated hereby. The parties’ representations and warranties contained in this Agreement shall be true and correct, and with the same effect, as though such representations and warranties had been made, on and as of the date that the transaction contemplated by Section 1 hereof is completed.

4. GENERAL PROVISIONS.

(a)	Entire Agreement; Assignment. This Agreement (including any written amendments to this Agreement executed by the parties) constitutes the entire Agreement and supersedes all prior agreements and understandings, oral and written, between the parties with regard to the Stock and this Agreement. This Agreement may not be assigned without written consent of the parties to this Agreement.

(b)	Sections and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(c)	Governing Law. This agreement and all transactions contemplated in this Agreement shall be governed by, construed and enforced in accordance with the laws of Nevada. The parties herein waive trial by jury and agree to submit to the personal jurisdiction and venue of a court of subject matter jurisdiction located in State of Nevada. In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party’s reasonable attorney’s fees, court costs and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party duly be entitled.

SIGNATURES ON FOLLOWING PAGE

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IN WITNESS WHEREOF, this Agreement has been executed by each of the individual parties on the date first above written.

AGREED TO:

Gridiron BioNutrients, Inc.

By:	/s/ Timothy S Orr	(“Purchaser”)
Name:	Timothy Orr, CEO

Grays Peak Ventures

By:	/s/ Scott Stevens	(“Seller”)
Name:	Scott Stevens, Manager

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